Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form N-2 (No. 333-288343) of Bain Capital Specialty Finance, Inc. of our report dated February 26, 2026 relating to the financial statements of International Senior Loan Program, LLC which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
Boston, Massachusetts
February 26, 2026